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                                   Exhibit 23.8


Consent of Tom Henricksen

I consent to the inclusion in this 10-K of my Report on Virginia City Mining District dated May,1997.

/s/Tom Henricksen
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Tom Henricksen
Spokane, Washington

02/26/98
Date